Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Lodgian, Inc. pertaining to the Lodgian 1998 Short-term Incentive Compensation Plan, the Lodgian 1998 Stock Incentive Plan and the Lodgian
Non-employee Directors' Stock Plan of our report dated April 20, 1998, with respect to the balance sheet of Lodgian, Inc. as of April 17, 1998, included in Lodgian's Amendment No. 1 to its Registration Statement on Form S-4, dated July 22, 1998.


January 19, 1999                          /s/ Ernst & Young LLP
West Palm Beach, FL                             Ernst & Young LLP




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